JONES, JENSEN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Carmina Technologies Inc. and Subsidiary
(Formerly The Americas Mining Corporation)
(A Development Stage Company)
Calgary, Canada

We have audited the accompanying consolidated balance sheet of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Corporation) (a development stage company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity, and cash flows from inception on May 7, 1999 to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Company)(a development stage company) as of December 31, 1999 and the consolidated results of their operations and their cash flows from inception on May 7, 1999 to December 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and has no operating concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
April 8, 2000

                           CARMINA TECHNOLOGIES, INC.
                                 AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

                                 C O N T E N T S


Independent Auditors' Report............................................... 3

Consolidated Balance Sheet ................................................ 4

Consolidated Statement of Operations....................................... 5

Consolidated Statement of Stockholders' Equity............................. 6

Consolidated Statement of Cash Flows....................................... 7

Notes to the Consolidated Financial Statements............................. 8

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Carmina Technologies, Inc. and Subsidiary
(Formerly The Americas Mining Corporation)
(A Development Stage Company)
Calgary, Canada


We have audited the accompanying consolidated balance sheet of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Corporation) (a development stage company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows from inception on May 7, 1999 to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carmina Technologies, Inc. and Subsidiary (formerly The Americas Mining Company) (a development stage company) as of December 31, 1999 and the consolidated results of their operations and their cash flows from inception on May 7, 1999 to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and has no operating capital which together raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Jones, Jensen & Company
Salt Lake City, Utah
April 8, 2000

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                           Consolidated Balance Sheet


                                                                    December 31,
                                                                       1999
                                                                    ------------

CURRENT ASSETS

   Cash                                                             $    3,417
   Tax refund receivable                                                 2,136
   Accounts receivable                                                  13,486
                                                                    ----------

     Total Current Assets                                               19,039
                                                                    ----------

OTHER ASSETS

   Marketable securities                                                13,000
                                                                    ----------

     Total Other Assets                                                 13,000
                                                                    ----------

     TOTAL ASSETS                                                   $   32,039
                                                                    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES

   Accounts payable                                                 $   24,189
                                                                    ----------

     Total Current Liabilities                                          24,189
                                                                    ----------

STOCKHOLDERS' EQUITY

   Common stock: 40,000,000 shares authorized
    of no par, 20,502,300 shares issued and outstanding                316,649
   Deficit accumulated during the development stage                   (308,799)
                                                                    ----------

     Total Stockholders' Equity                                          7,850
                                                                    ----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $   32,039
                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                      Consolidated Statement of Operations


                                                                    From
                                                                Inception on
                                                                   May 7,
                                                                1999 Through
                                                                December 31,
                                                                    1999
                                                                ------------

REVENUES                                                        $     2,136

COST OF GOODS SOLD                                                    1,942
                                                                -----------

GROSS PROFIT                                                            194
                                                                -----------

EXPENSES

   General and administrative                                         4,142
   Research and development                                           8,346
   Consulting fees                                                  126,974
   Management fees                                                  169,445
                                                                -----------

     Total Expenses                                                 308,907
                                                                -----------

LOSS FROM OPERATIONS                                               (308,713)
                                                                -----------

OTHER INCOME (EXPENSE)

   Interest expense                                                     (86)
                                                                -----------

     Total Other Income (Expense)                                       (86)
                                                                -----------

NET LOSS                                                        $  (308,799)
                                                                ===========

BASIC LOSS PER SHARE                                            $     (0.05)
                                                                ===========

The accompanying notes are an integral part of these consolidated financial statements.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity

                                                                       Deficit
                                                                     Accumulated
                                                                     During the
                                                 Common Stock        Development
                                           ----------------------  -------------
                                             Shares       Amount       Stage
                                           -----------  ---------  -------------

Balance, inception on May 7, 1999                 --    $    --    $      --

Common stock issued for services
 and cash at $0.02 per share                16,000,000    313,406         --

Common stock issued in
 recapitalization                            4,502,300      3,243         --

Net loss from inception on May 7, 1999
 through December 31, 1999                        --         --       (308,799)
                                           -----------  ---------  -----------

Balance, December 31, 1999                  20,502,300  $ 316,649  $  (308,799)
                                           ===========  =========  ===========


The accompanying notes are an integral part of these consolidated financial statements.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows

                                                                                                  From
                                                                                               Inception on
                                                                                                  May 7,
                                                                                               1999 Through
                                                                                               December 31,
                                                                                                  1999
                                                                                               ------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                                                    $  (308,799)
   Adjustments to reconcile net loss to net cash used by operating activities:
     Stock issued for services                                                                     256,117
   Changes in operating assets and liabilities:
     (Increase) decrease in receivables                                                            (15,622)
     Increase (decrease) in accounts payable                                                        24,189
                                                                                               -----------

       Net Cash Used by Operating Activities                                                       (44,115)

CASH FLOWS FROM INVESTING ACTIVITIES

   Purchase of marketable securities                                                               (13,000)
                                                                                               -----------

     Net Cash Used by Investing Activities                                                         (13,000)
                                                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES

   Cash received in recapitalization                                                                 3,243
   Issuance of common stock for cash                                                                57,289
                                                                                               -----------

       Net Cash Provided by Financing Activities                                                    60,532
                                                                                               -----------

NET INCREASE IN CASH                                                                                 3,417

CASH AT BEGINNING OF PERIOD                                                                           --
                                                                                               -----------

CASH AT END OF PERIOD                                                                          $     3,417
                                                                                               ===========

CASH PAID FOR:

   Interest                                                                                    $      --
   Income taxes                                                                                $      --

NON-CASH FINANCING ACTIVITIES

   Common stock issued for services                                                            $   256,117


The accompanying notes are an integral part of these consolidated financial statements.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY

          The consolidated financial statements presented include those of Carmina Technologies, Inc. (formerly The Americas Mining Corporation) (a development stage company) and its wholly-owned subsidiary Rhonda Networks, Inc. Collectively, they are referred to herein as "the Company."

          Carmina Technologies, Inc. (Carmina) was incorporated under the laws of the State of Utah on March 5, 1973 under the name of "Investors Equity, Inc." In 1991, the Company changed its name to "The Americas Mining Corporation." In January of 2000, the Company changed its name to "Carmina Technologies, Inc."

          On February 9, 2000, the Company completed an Agreement and Plan of Reorganization whereby Carmina issued 16,000,000 shares of its common stock in exchange for all of the outstanding common stock of Rhonda Networks, Inc. (Rhonda).

          The reorganization was accounted for as a recapitalization of Rhonda because the shareholders of Rhonda control the Company after the acquisition. Therefore, Rhonda is treated as the acquiring entity. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of Carmina. Carmina is the acquiring entity for legal purposes and Rhonda is the surviving entity for accounting purposes.

          Carmina was incorporated for the purpose of creating a vehicle to obtain capital to seek out, investigate and acquire interests in products and businesses which may have a potential for profit.

          Rhonda, a wholly owned subsidiary, was incorporated under the laws of the Province of Alberta, Canada on May 7, 1999. It was incorporated for the purpose of developing and marketing its low-cost, high-capability multipurpose communications wizard and Linux based GateCommander and Smart-Home networking technologies. The GateCommander 2000 technology combines firewall, virtual private networking, network and system monitoring, e-mail and domain name services, paging and fax with voice over IP, and dynamic web services. The Smart-Home network management system offers homeowners control over heating, air conditioning, lighting, appliance management, switches and outlets, home security and motion and fire detection zones.

          a. Accounting Method

          The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

          b. Cash and Cash Equivalents

          Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY (Continued)

          c. Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock warrants and options, have not been included in the calculation as their effect is antidilutive for the period presented.

                                                                     From
                                                                  Inception on
                                                                     May 7,
                                                                  1999 Through
                                                                  December 31,
                                                                     1999
                                                                  ------------

          Numerator - loss                                        $  (308,799)
          Denominator - weighted average number of
            shares outstanding                                       5,635,633
                                                                  ------------

          Loss per share                                          $     (0.05)
                                                                  ===========

          d. Provision for Taxes

          At December 31, 1999, the Company had net operating loss carryforwards of approximately $308,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the consolidated financial statements, because the Company believes there The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          f. Revenue Recognition

          The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                                December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY (Continued)

          g. Principles of Consolidation

          The consolidated financial statements include those of Carmina Technologies, Inc. and its wholly owned subsidiary, Rhonda Networks, Inc. All significant intercompany accounts and transactions have been eliminated.

NOTE 2 -  GOING CONCERN

          The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to continue in the development and marketing of its Linux based GateCommander server appliance and its Smart-Home technology. Additionally, the Company intends to market support services for these products and to act as a reseller for other products which it feels are complimentary to the Company's goals. Until that time, shareholders of the Company have committed to meeting its minimal operating needs.

NOTE 3 -  WARRANTS AND OPTIONS

          A summary of the status of the Company's warrants and options as of December 31, 1999 and changes during the period ending December 31, 1999 is presented below:

                                                                     Weighted
                                                                      Average
                                                                     Exercise
                                           Warrants      Options      Price
                                           --------      -------      -----

          Outstanding, May 7, 1999               --           --    $     --
                Granted                     3,350,000      505,000       0.13
                Expired                          --           --          --
                Exercised                  (3,350,000)        --         0.14
                                          -----------  -----------  ---------

          Outstanding, December 31, 1999         --        505,000  $    0.07
                                          ===========  ===========  =========

          Exercisable, December 31, 1999         --        505,000  $    0.07
                                          ===========  ===========  =========

          On February 9, 2000 the 505,000 options were cancelled and 1,490,000 options at $0.10 per share were issued.

                           CARMINA TECHNOLOGIES, INC.
                                 AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      March 31, 2000 and December 31, 1999

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                           Consolidated Balance Sheets

                                                                                March 31,       December 31,
                                                                                  2000             1999
                                                                              -------------    -------------
                                                                               (Unaudited)
CURRENT ASSETS

   Cash and cash equivalents                                                  $      17,486    $       3,417
   Tax refund receivable                                                             16,020            2,136
   Accounts receivable                                                                2,321           13,486
   Prepaid expenses (Note 1)                                                         10,320             --
                                                                              -------------    -------------

     Total Current Assets                                                            46,147           19,039
                                                                              -------------    -------------

OTHER ASSETS

   Marketable securities (Note 1)                                                   168,626           13,000
   Securities receivable (net of allowance of $16,512) (Note 1)                     117,646             --
                                                                              -------------    -------------

     Total Other Assets                                                             286,272           13,000
                                                                              -------------    -------------

     TOTAL ASSETS                                                             $     332,419    $      32,039
                                                                              =============    =============


                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                                           $      32,022    $      24,189
                                                                              -------------    -------------

     Total Current Liabilities                                                       32,022           24,189
                                                                              -------------    -------------

STOCKHOLDERS' EQUITY

   Common stock: 40,000,000 shares authorized
    no par value, 20,502,300 shares issued and outstanding                          691,232          316,649
   Deficit accumulated during the development stage                                (390,835)        (308,799)
                                                                              -------------    -------------

     Total Stockholders' Equity                                                     300,397            7,850
                                                                              -------------    -------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $     332,419    $      32,039
                                                                              =============    =============

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                      Consolidated Statement of Operations
                                   (Unaudited)


                                                                                   From
                                                                               Inception on
                                                For the Three Months Ended         May 7,
                                                        March 31,              1999 Through
                                             ------------------------------      March 31,
                                                  2000             1999            2000
                                             -------------    -------------   -------------
REVENUES                                     $        --      $        --     $       2,136

COST OF GOODS SOLD                                    --               --             1,942
                                             -------------    -------------   -------------

GROSS PROFIT                                          --               --               194
                                             -------------    -------------   -------------

EXPENSES

   General and administrative                       18,568             --            22,710
   Research and development                           --               --             8,346
   Consulting fees                                   5,778             --           132,752
   Management fees                                  37,188             --           206,683
                                             -------------    -------------   -------------

     Total Expenses                                 61,534             --           370,441
                                             -------------    -------------   -------------

LOSS FROM OPERATIONS                               (61,534)            --          (370,247)
                                             -------------    -------------   -------------

OTHER INCOME (EXPENSE)

   Gain on sale of investments (Note 1)              3,165             --             3,165
   Unrealized loss on investments (Note 1)         (23,667)            --           (23,667)
   Interest expense                                   --               --               (86)
                                             -------------    -------------   -------------

     Total Other Income (Expense)                  (20,502)            --           (20,588)
                                             -------------    -------------   -------------

NET LOSS                                     $     (82,036)   $        --     $    (390,835)
                                             =============    =============   =============

BASIC LOSS PER SHARE                         $       (0.00)   $        0.00
                                             =============    =============

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Consolidated Statement of Stockholders' Equity

                                                                            Deficit
                                                                          Accumulated
                                                   Common Stock           During the
                                         -----------------------------    Development
                                            Shares          Amount           Stage
                                         -------------   -------------   -------------
Balance, inception on May 7, 1999                 --     $        --     $        --

Common stock issued for services
 and cash at $0.02 per share                16,000,000         313,406            --

Common stock issued in
 recapitalization                            4,502,300           3,243            --

Net loss from inception on May 7, 1999
 through December 31, 1999                        --              --          (308,799)
                                         -------------   -------------   -------------

Balance, December 31, 1999                  20,502,300         316,649        (308,799)

Contributed capital (unaudited)                   --           374,583            --

Net loss for the three months ended
 March 31, 2000 (unaudited)                       --              --           (82,036)
                                         -------------   -------------   -------------

Balance, March 31, 2000                     20,502,300   $     691,232   $    (390,835)
                                         =============   =============   =============

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                      Consolidated Statement of Cash Flows
                                   (Unaudited)

                                                                                       From
                                                                                   Inception on
                                                    For the Three Months Ended        May 7,
                                                             March 31,             1999 Through
                                                   ----------------------------     March 31,
                                                       2000            1999           2000
                                                   ------------    ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                        $    (82,036)   $       --     $   (390,835)
   Adjustments to reconcile net loss to net cash
    used by operating activities:
     Stock issued for services                             --              --          256,117
     Non-cash change in securities                       20,502            --           20,502
   Changes in operating assets and liabilities:
     (Increase) decrease in receivables                  (2,719)           --          (18,341)
     (Increase) decrease in prepaid expenses            (10,320)           --          (10,320)
     Increase (decrease) in accounts payable              7,832            --           32,021
                                                   ------------    ------------   ------------

       Net Cash Used by Operating Activities            (66,741)           --         (110,856)
                                                   ------------    ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of securities                       8,971            --            8,971
   Purchase of marketable securities                   (302,745)           --         (315,745)
                                                   ------------    ------------   ------------

     Net Cash Used by Investing Activities             (293,774)           --         (306,774)
                                                   ------------    ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Cash received in recapitalization                       --              --            3,243
   Issuance of common stock for cash                       --              --           57,289
   Contributed capital                                  374,584            --          374,584
                                                   ------------    ------------   ------------

       Net Cash Provided by Financing Activities        374,584            --          435,116
                                                   ------------    ------------   ------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                14,069            --           17,486

CASH AND CASH EQUIVALENTS AT BEGINNING
 OF PERIOD                                                3,417            --             --
                                                   ------------    ------------   ------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD         $     17,486    $       --     $     17,486
                                                   ============    ============   ============

CASH PAID FOR:

   Interest                                        $       --      $       --     $       --
   Income taxes                                    $       --      $       --     $       --

NON-CASH FINANCING ACTIVITIES

   Common stock issued for services                $       --      $       --     $    256,117

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY

          The consolidated financial statements presented include those of Carmina Technologies, Inc. (formerly The Americas Mining Corporation) (a development stage company) and its wholly-owned subsidiary Rhonda Networks, Inc. Collectively, they are referred to herein as "the Company."

          Carmina Technologies, Inc. (Carmina) was incorporated under the laws of the State of Utah on March 5, 1973 under the name of "Investors Equity, Inc." In 1991, the Company changed its name to "The Americas Mining Corporation." In January of 2000, the Company changed its name to "Carmina Technologies, Inc."

          On February 9, 2000, the Company completed an Agreement and Plan of Reorganization whereby Carmina issued 16,000,000 shares of its common stock in exchange for all of the outstanding common stock of Rhonda Networks, Inc. (Rhonda).

          The reorganization was accounted for as a recapitalization of Rhonda because the shareholders of Rhonda control the Company after the acquisition. Therefore, Rhonda is treated as the acquiring entity. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of Carmina. Carmina is the acquiring entity for legal purposes and Rhonda is the surviving entity for accounting purposes.

          Carmina was incorporated for the purpose of creating a vehicle to obtain capital to seek out, investigate and acquire interests in products and businesses which may have a potential for profit.

          Rhonda, a wholly owned subsidiary, was incorporated under the laws of the Province of Alberta, Canada on May 7, 1999. It was incorporated for the purpose of developing and marketing its low-cost, high-capability multipurpose communications wizard and Linux based GateCommander and Smart-Home networking technologies. The GateCommander 2000 technology combines firewall, virtual private networking, network and system monitoring, e-mail and domain name services, paging and fax with voice over IP, and dynamic web services. The Smart-Home network management system offers homeowners control over heating, air conditioning, lighting, appliance management, switches and outlets, home security and motion and fire detection zones.

          a. Accounting Method

          The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a calendar year end.

          b. Cash and Cash Equivalents

          Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY (Continued)

          c. Basic Loss Per Share

          The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock warrants and options, have not been included in the calculation as their effect is antidilutive for the period presented.

                                                      For the Three Months Ended
                                                              March 31,
                                                     ----------------------------
                                                         2000            1999
                                                     ------------    ------------
          Numerator - loss                           $    (82,036)   $       --
          Denominator - weighted average number of
            shares outstanding                         20,502,300            --
                                                     ------------    ------------

          Loss per share                             $      (0.00)   $      (0.00)
                                                     ============    ============


          d. Provision for Taxes

          At March 31, 2000, the Company had net operating loss carryforwards of approximately $390,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the consolidated financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation account of the same amount.

          e. Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          f. Revenue Recognition

          The Company currently has no source of revenues. Revenue recognition policies will be determined when principal operations begin.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly The Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 1 -  ORGANIZATION AND HISTORY (Continued)

          g. Principles of Consolidation

          The consolidated financial statements include those of Carmina Technologies, Inc. and its wholly owned subsidiary, Rhonda Networks, Inc. All significant intercompany accounts and transactions have been eliminated.

          h. Unaudited Financial Statements

          The accompanying unaudited financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

          i. Prepaid Expenses

          During the three months ended March 31, 2000, the Company prepaid $10,320 to Falter Engineering for services to be provided in future periods.

          j. Securities Receivable

          The Company purchased 750,000 shares of Qnetix, Inc's common stock during the three months ended March 31, 2000. At the time of purchase, 450,000 shares of stock were delivered to the Company which have been deposited into a brokerage account and are classified as trading. The remaining 300,000 shares, with a value of $117,646 at March 31, 2000 will be delivered in March 2001. These shares are valued at the lower of cost or market

          k. Marketable Securities

          The fair value of the Company's marketable securities is estimated based on quoted market prices for those investments. During the three months ended March 31, 2000, the Company sold a portion of the trading securities for a gain of $3,165. The Company recorded an unrealized loss of $23,667 to account for the decline in value of the remaining securities. The fair value of the Company's marketable securities at March 31, 2000 was $168,626.

NOTE 2 -  GOING CONCERN

          The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to continue in the development and marketing of its Linux based GateCommander server appliance and its Smart-Home technology. Additionally, the Company intends to market support services for these products and to act as a reseller for other products which it feels are complimentary to the Company's goals. Until that time, shareholders of the Company have committed to meeting its minimal operating needs.

                    CARMINA TECHNOLOGIES, INC. AND SUBSIDIARY
                   (Formerly the Americas Mining Corporation)
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                      March 31, 2000 and December 31, 1999


NOTE 3 -  WARRANTS AND OPTIONS

          A summary of the status of the Company's warrants and options as of March 31, 2000 and changes during the period ending March 31, 2000 is presented below:

                                                                Exercise
                                                   Options        Price
                                                 ----------    ----------

          Outstanding, December 31, 1999            505,000    $     0.07
               Granted                            1,490,000          0.10
               Expired                                 --            --
               Canceled                            (505,000)         0.07
               Exercised                               --            --
                                                 ----------    ----------

          Outstanding, March 31, 2000             1,490,000    $     0.10
                                                 ==========    ==========

          Exercisable, March 31, 2000             1,490,000    $     0.10
                                                 ==========    ==========